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                                                                      EXHIBIT 21

           LIST OF SUBSIDIARIES OF CORRECTIONS CORPORATION OF AMERICA

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First Tier Subsidiaries:       CCA of Tennessee, LLC, a Tennessee limited liability company
                               Prison Realty Management, Inc., a Tennessee corporation
                               CCA Properties of America, LLC, a Tennessee limited liability company
                               CCA Properties of Texas, L.P., a Delaware limited partnership
                               CCA Western Properties, Inc., a Tennessee corporation

Second Tier Subsidiaries:      CCA Properties of Arizona, LLC, a Tennessee limited liability company
                               CCA Properties of Tennessee, LLC, a Tennessee limited liability company
                               CCA International, Inc., a Delaware corporation
                               Technical and Business Institutes of America, Inc., a Tennessee corporation
                               TransCor America, LLC, a Tennessee limited liability company
                               TransCor Puerto Rico, Inc., a Puerto Rico corporation
                               CCA (UK) Ltd., a United Kingdom corporation
                               Viccor Investments PTY. LTD., a Victoria (Australia) corporation
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